UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

__________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 13, 2022

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WD-40 COMPANY

(Exact Name of Registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	000-06936 (Commission File Number) WD 40 CO (Commission Company Name)	95-1797918 (I.R.S. Employer Identification Number)

9715 Businesspark Avenue, San Diego, California 92131 (Address of principal executive offices, with zip code)

(619) 275-1400 (Registrant’s telephone number, including area code)

n/a (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, par value $0.001 per share	WDFC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Chair and Appointment of Committee Chairs and Members

On December 13, 2022, the Board of Directors (“Board”) of WD-40 Company (“Company”) elected Gregory A. Sandfort as Chair of the Board. For each of the Board’s standing committees, the Board appointed chairs and members as follows:

Director	Audit	Compensation	Corporate Governance	Finance
Gregory A. Sandfort, Chair of the Board		Member	Member	Member
Cynthia B. Burks	Member	Member
Daniel T. Carter	Chair		Member	Member
Melissa Claassen		Member		Member
Eric P. Etchart			Chair	Member
Lara L. Lee	Member	Member
Edward O. Magee, Jr.	Member			Member
Trevor I. Mihalik	Member		Member	Chair
Graciela I. Monteagudo	Member			Member
David B. Pendarvis	Member	Member
Anne G. Saunders		Chair	Member

Item 5.07.Submission of Matters to a Vote of Security Holders

On December 13, 2022, the Company held its Annual Meeting of Stockholders (“Annual Meeting”) in a virtual meeting format via webcast. At the Annual Meeting, the holders of 12,666,102 shares of common stock, which represent approximately 93% of the outstanding shares entitled to vote as of the record date of October 17, 2022, were represented virtually or by proxy. The proposals are described in more detail in the Company’s Proxy Statement, which was filed with the Securities and Exchange Commission on November 2, 2022. The matters voted upon at the Annual Meeting and the voting results are set forth below.

1.Election of Directors: The Company’s stockholders elected the following directors to each serve until the next Annual Meeting or until a successor is duly elected and qualified. The voting results were as follows:

	Votes For	Votes Against	Abstain	Broker Non-Votes

Steven A. Brass	11,108,449	26,724	22,203	1,508,726
Cynthia B. Burks	11,095,324	37,441	24,611	1,508,726
Daniel T. Carter	11,079,297	50,703	27,376	1,508,726
Melissa Claassen	11,065,671	38,314	53,391	1,508,726
Eric P. Etchart	10,954,343	176,136	26,897	1,508,726
Lara L. Lee	11,077,981	50,197	29,198	1,508,726
Edward O. Magee, Jr.	11,098,152	26,738	32,486	1,508,726
Trevor I. Mihalik	11,073,699	56,026	27,651	1,508,726
Graciela I. Monteagudo	11,023,699	93,481	40,196	1,508,726
David B. Pendarvis	11,074,124	49,955	33,297	1,508,726
Gregory A. Sandfort	11,042,250	90,682	24,444	1,508,726
Anne G. Saunders	11,045,545	77,690	34,141	1,508,726

2.Advisory Vote to Approve Executive Compensation: The Company’s stockholders approved, by advisory vote, the compensation paid to the Company’s named executive officers. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
10,664,698	444,174	48,504	1,508,726

3.Ratification of Appointment of Independent Registered Public Accounting Firm: The Company’s stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2023. The voting results were as follows:

Votes For	Votes Against	Abstain
10,689,955	1,951,441	24,706

Item 8.01.Other Events.

On December 13, 2022, the Company issued a press release announcing that the Board declared a quarterly dividend of $0.83 per share on the Company’s common stock, reflecting an increase of more than 6% compared to last quarter’s dividend. The dividend is payable January 31, 2023 to stockholders of record at the close of business on January 13, 2023. The Company also announced that it had scheduled its first fiscal quarter 2023 earnings conference call to be held on January 9, 2023 at 2:00 p.m., PST.

The Company also issued a separate press release announcing changes to its Board, including the election of a new Chair of the Board, Gregory A. Sandfort, and the election of its newest director, Cynthia B. Burks.

The full text of each press release is furnished herewith as Exhibit 99.1 and Exhibit 99.2, respectively, and the press releases are incorporated by reference into this Item 8.01.

The information in Item 8.01, including Exhibit 99.1 and Exhibit 99.2, is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and is not deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release Announcing Dividend Increase and Scheduling of Earnings Call, dated December 13, 2022.

99.2	Press Release Announcing Board Changes, dated December 13, 2022.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 Company
(Registrant)

Date: December 15, 2022	/s/ PHENIX Q. KIAMILEV
Phenix Q. Kiamilev
Vice President, General Counsel
and Corporate Secretary